CERTIFICATE OF MERGER OF
                           SILVER KING RESOURCES, INC.
                                      INTO
                     SILVER KING RESOURCES (DELAWARE), INC.



     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


     DOES HEREBY CERTIFY:


     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                 Name                              State of Incorporation
     Silver King Resources (Delaware), Inc.               Delaware
     Silver King Resources, Inc.                           Florida

     SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the surviving corporation of the merger is Silver King Resources (Delaware), Inc.


     FOURTH: Article 1 of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:


          "1. The name of the corporation is Silver King Resources, Inc."


     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 648 Post Road, Wakefield, Rhode Island 02879.


     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.


     SEVENTH: The authorized aggregate capital stock for Silver King Resources, Inc. is (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 18,075,000 shares are issued and outstanding.


     EIGHTH: The merger shall become effective upon the filing of this Certificate of Merger with the State of Delaware.

     IN WITNESS WHEREOF, Silver King Resources (Delaware), Inc. has caused the Certificate to be signed by Stephen P. Harrington, its authorized officer, this 23rd day of June 1999.

                                         SILVER KING RESOURCES
                                         (DELAWARE), INC.


                                         By: /s/ Stephen P. Harrington
                                             -----------------------------------
                                             Stephen P. Harrington, President


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